Securities and Exchange Commission
                             Washington, D.C. 20579


                                    Form 8-K
                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - September 30, 1999

                           MAHASKA INVESTMENT COMPANY

             (Exact name of registrant as specified in its charter)


     Iowa                         0-24630                42-1003699
     (State of other              (Commission           (IRS Employer
     jurisdiction of              File Number)          Identification No.)
     incorporation)


     222 First Avenue East, Oskaloosa, Iowa             52577
     (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (515) 673-8448


Item 2.  Acquisition or Disposition of Assets

Effective September 30, 1999, Mahaska Investment Company (the Company) completed its acquisition of Midwest Bancshares, Inc. (Midwest). Midwest is a $165,000,000 thrift holding company headquartered in Burlington, Iowa and is the parent company of Midwest Federal Savings and Loan Association of Eastern Iowa (Midwest Federal). Under the terms of the transaction, Midwest shareholders received 1,105,348 shares of the Company's common stock in a tax-free exchange accounted for as a purchase transaction. Midwest Federal became a wholly- owned subsidiary of the Company and will retain the Midwest Federal name.

The terms of the Agreement and Plan of Merger (the Merger) dated February 2, 1999, are incorporated by reference to the information contained in the Registration Statement No. 333- 79291 on Form S-4, as filed in connection with the Merger.

Item 7. Financial Statements and Exhibits

(a)      Financial Statements

     The Company hereby incorporates by reference to Midwest's Annual Report on Form 10-KSB for the year ended December 31, 1998 the Consolidated Balance Sheets of Midwest as of December 31, 1998 and 1997 and Midwest's Consolidated Statement of Operations, Consolidated Statement of Stockholders' Equity and Comprehensive Income, and Consolidated Statement of Cash Flows for each of the years in the three-year period ended December 31, 1998.

(b)      Pro forma Financial Information

     The following pro forma financial information giving effect to the Merger is submitted herewith and is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     (i) Pro forma Condensed Consolidated Statement of Financial Condition as of June 30, 1999.

     (ii) Pro forma Condensed Consolidated Statements of Income for the six months ended June 30, 1999 and 1998.

     (iii)Pro forma Condensed Consolidated Statement of Income for the year ended December 31, 1998.

(c)      Exhibits

         Exhibit No.              Exhibit

          (23)                    Consent of Independent Auditors KPMG LLP.

          (99.1)                  Pro Forma Financial Information.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           Mahaska Investment Company

                                           By: /s/ David A. Meinert

                                           Name: David A. Meinert
                                           Title:  Executive Vice President
                                                   and Chief Financial Officer

Date:   October 14, 1999
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